Exhibit 4.6

INVESTORS AGREEMENT

among

ELONG, INC.,

IACT Asia Pacific Limited

and the other parties named therein

Dated July 23, 2004

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1	Defined Terms	1

ARTICLE II VOTING AGREEMENTS		4
2.1	Agreement to Vote; Company Efforts	4
2.2	Election of Board of Directors	4
2.3	Removal; Vacancies	6
2.4	Size of the Board	6
2.5	No Liability for Election of Recommended Directors	6
2.6	Shareholder Approval of Schemes of Arrangement, Mergers and Consolidations	6
2.7	Grant of Proxy	7

ARTICLE III REGISTRATION RIGHTS		7
3.1	Request for Registration	7
3.2	Piggyback Registrations	9
3.3	Non-Investor Registration	9
3.4	Investor Registration	11
3.5	Obligations of the Company	12
3.6	Information from Holder	14
3.7	Expenses of Registration	14
3.8	Delay of Registration	14
3.9	Indemnification	14
3.10	Reports Under the Exchange Act	16
3.11	Assignment of Registration Rights	17
3.12	Limitations on Subsequent Registration Rights	17
3.13	Termination of Registration Rights	17

ARTICLE IV INFORMATIONAL RIGHTS		18
4.1	Delivery of Financial Statements	18
4.2	Inspection	19
4.3	Termination of Information and Inspection Covenants	19

ARTICLE V QUALIFIED PUBLIC OFFERING		19
5.1	Limitation on Qualified Public Offering	19
5.2	Market Stand-Off	19
5.3	Investor Restrictions	20
5.4	Investor Standstill	21

ARTICLE VI INVESTOR RIGHT OF FIRST OFFER		21
6.1	Right of First Offer	21

ARTICLE VII RESTRICTIONS ON TRANSFER		22
7.1	General Restrictions on Transfer	22
7.2	Compliance with Securities Laws	22
7.3	Agreement to be Bound	22
7.4	Tag-Along Rights for the Non-Investor Stockholders	23
7.5	Tag-Along Rights for the Investor	25
7.6	First Option Rights	26
7.7	Drag Along Right	28

ARTICLE VIII INVESTOR RIGHTS		29
8.1	Investor’s Approval Rights	29
8.2	Stock Option Grants	30
8.3	Cooperation Regarding IPO	31

ARTICLE IX TERMINATION OF PREVIOUS SHAREHOLDER AGREEMENTS; NOTIFICATION OF INDEMNIFICATION CLAIMS		31
9.1	Termination of Agreements and Provisions Thereof.	31
9.2	Notification of Indemnification Claims	31

ARTICLE X MISCELLANEOUS		32
10.1	Series A Right to Information for Tax Filings	32
10.2	No Derogation of Rights	32
10.3	Manner of Voting	32
10.4	Public Announcements	33
10.5	Assignment	33
10.6	Binding Effect	33
10.7	Time	33
10.8	Expenses	33
10.9	Notices	33
10.10	Governing Law; Arbitration	34
10.11	Injunctive Relief	35
10.12	Currency	35
10.13	Entire Agreement	35
10.14	Further Assurances	35
10.15	Waivers and Modifications	35
10.16	Counterparts	35
10.17	Date For Any Action	36
10.18	Construction	36
10.19	Interpretation	36
10.20	Severability	36

INVESTORS AGREEMENT

This Investors Agreement (the “Agreement”) made as of the 23rd day of July, 2004, by and among Elong, Inc., an exempted limited liability company under the laws of the Cayman Islands (the “Company”), IACT Asia Pacific Limited, an exempted limited liability company under the laws of the Cayman Islands (the “Investor”), the persons set forth on Schedule 1 hereto (the “Series A Holders”) and the persons listed on Schedule 2 hereto (the “Common Holders” and, together with the Investor and the Series A Holders, the “Stockholders”).

WHEREAS, the Company and certain of the Stockholders are parties to an Investors’ Rights Agreement, dated as of August 29, 2003 (the “Investor Rights Agreement”), a Right of First Refusal and Co-Sale Agreement, dated as of August 29, 2003 (the “Co-Sale Agreement”) and a Voting Agreement, dated as of August 29, 2003 (the “Voting Agreement” and, together with the Investor Rights Agreement and the Co-Sale Agreement, the “Previous Shareholder Agreements”);

WHEREAS, the Company and the Series A Holders are parties to a Series A Preferred Shares Purchase Agreement, dated as of August 29, 2003 (the “Series A Purchase Agreement”);

WHEREAS, the parties to such Previous Shareholder Agreements desire to terminate each of the Previous Shareholders Agreements, and the parties to the Series A Purchase Agreement desire to terminate certain provisions of the Series A Purchase Agreement and to amend certain other provisions;

WHEREAS, the Company, certain subsidiaries thereof, the Investor and certain other Stockholders entered into a Transaction Agreement, dated as of July 22, 2004 (the “Transaction Agreement”), pursuant to which, among other things, the Investor is acquiring certain securities of the Company, including the Warrant (as defined herein);

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to define certain rights and obligations among them with respect to the Company and in order to fulfill such condition;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1    Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

(a)    “Act” means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the U.S. Commission issued under such Act, as they each may, from time to time, be in effect.

(b)    “affiliate” shall be construed such that one person shall be deemed to be an affiliate of another person for so long as one of them is controlled (directly or indirectly) by the other or both are controlled (directly or indirectly) by the same person or group of persons, and for this purpose “control” shall be construed such that any combination of a person, its affiliates and persons acting jointly or in concert with either of them (the “Control Group”) shall control another person if the Control Group is the beneficial owner of securities of such person, or otherwise has, through contract, voting trust, proxy or otherwise, power, sufficient to elect a majority of the board of directors (or, if the person is not a corporation, any comparable body) of such person or to direct the management of such person (it being understood and agreed that (a) the Company and its subsidiaries shall not be deemed to be “affiliates” of the Investor and (b) Beijing eLong Information Technology Co., Ltd., Beijing Asia Media Interactive Co., Ltd., Beijing eLong Airline Services Co., Ltd., and Jiangsu General Chinese Hotel Reservation Network Co. Ltd. shall each be deemed to be “affiliates” of the Company for so long as such entities continue to be controlled by the Company and the Stockholders).

(c)    “Amended Articles” means the Amended and Restated Articles of Association of Elong, Inc., as amended on July 2004, and as amended thereafter from time to time.

(d)    “Amended Memorandum” means the Amended and Restated Memorandum of Association of Elong, Inc., as amended on July 2004, and as amended thereafter from time to time.

(e)    “Board of Directors” means the Board of Directors of the Company as constituted from time to time.

(f)    “Business Day” means every day except a Saturday, Sunday or a day which is a statutory or a federal holiday in the United States of America.

(g)    “Confidential Information” means any information that is labelled as confidential, proprietary or secret which a Stockholder obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Stockholder pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder. Confidential Information shall include any information provided to a Stockholder pursuant to Article IV hereof.

(h)    “Elong Option Plan” means the Company’s Stock and Annual Incentive Plan, dated July 2004, as the same may be amended, restated or replaced from time to time.

(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

(j)    “Form F-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the U.S. Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the U.S. Commission.

(k)    “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(l)    “Fully-Diluted Number” means the total number of outstanding ordinary shares of the Company, calculated on an as-converted, fully-diluted basis (including, without limitation, all options, warrants (but excluding the Warrant) or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Company to issue shares of capital stock (or securities exchangeable for or convertible into shares of the Company’s capital stock, including the Series A Preferred Shares and Series B Preferred Shares), in each case whether or not vested or exercisable.

(m)    “High-Vote Ordinary Shares” shall have the meaning ascribed to it in the Amended Articles.

(n)    “Holder” means any person owning or having the right to acquire or having the right to exercise or convert into Registrable Securities or any assignee thereof in accordance with Article III; provided, however, that (a) only the Series A Holders and their assignees shall be deemed to be Holders for purposes of Section 3.3 hereof, (b) only the Investor and its assignees shall be deemed to be Holders for purposes of Section 3.4 hereof and (c) only the Series A Holders, the Investor and their respective assignees shall be deemed to be Holders for purposes of Section 3.12 hereof.

(o)    “IAC Control Date” means the first date on which the Investor (together with its affiliates) collectively beneficially own more than 50% of the outstanding ordinary shares (including, for purposes of such calculation, the preferred shares on an as-converted basis).

(p)    “IAC Exercise Date” means the day on which the Investor (or an affiliate thereof) exercises the Warrant, as evidenced by the delivery by the Investor (or an affiliate thereof) to the Company on such day of a Form of Election to Purchase.

(q)    “Option” shall have the meaning ascribed to it in the Transaction Agreement.

(r)    “ordinary shares” shall have the meaning ascribed to it in the Amended Articles.

(s)    “Ordinary Shares” shall have the meaning ascribed to it in the Amended Articles.

(t)    “person” means an individual, corporation, incorporated or unincorporated association, syndicate or organization, partnership, trust, trustee, executor, administrator or other legal representative.

(u)    “preferred shares” shall have the meaning ascribed to it in the Amended Articles.

(v)    “Qualified Public Offering” means the Company’s first sale of Ordinary Shares in a firm commitment underwritten public offering where the Company’s stock is subsequently primarily traded on the Nasdaq Stock Market’s National Market or the New York Stock Exchange (or another comparable exchange or marketplace approved by both the Board of Directors and by each IAC Director).

(w)    “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(x)    “Registrable Securities” means:    (i) the Ordinary Shares or High-Vote Ordinary Shares issuable or issued upon conversion or exercise of the Series A Preferred Shares, Series B Preferred Shares, the Option or the Warrant, as the case may be; provided however, (x) that the Ordinary Shares or High-Vote Ordinary Shares issuable or issued upon the conversion or exercise of the Series B Preferred Shares, the Option or the Warrant, as the case may be, shall not be deemed Registrable Securities for the purpose of Section 3.3 hereof and (y) that the Ordinary Shares issuable or issued upon the conversion of the Series A Preferred Shares shall not be deemed Registrable Securities for the purpose of Section 3.4 hereof; (ii) the Ordinary Shares issued and held by the Common Holders listed on Schedule 1.1(x) hereto; provided, however, that such Ordinary Shares shall not be deemed Registrable Securities for the purposes of Sections 3.4 and 3.12 hereof; and (iii) any Ordinary Shares or High-Vote Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split or other distribution, recapitalization or reclassification with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Article III hereof are not assigned.

(y)    “Rule 144” shall mean Rule 144 under the Act.

(z)    “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.

(aa)    “SEC” means the Securities and Exchange Commission.

(bb)    “Series A Preferred Shares” shall have the meaning ascribed to it in the Amended Articles.

(cc)    “Series B Preferred Shares” shall have the meaning ascribed to it in the Amended Articles.

(dd)    “Transfer” means to directly or indirectly sell, give, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of in any manner whatsoever (it being understood that the act of conversion or exercise with respect to a convertible security shall not be deemed a Transfer of such convertible security).

(ee)    “Warrant” shall means the warrant to purchase securities of the Company issued to the Investor pursuant to the Warrant Agreement of even date herewith by and between the Company and the Investor.

ARTICLE II

VOTING AGREEMENTS

2.1    Agreement to Vote; Company Efforts.

(a)    Each Stockholder, as a holder of ordinary shares and/or preferred shares, as the case may be, hereby agrees on behalf of itself and any transferee or assignee of such shares (excluding any transferee or assignee who has acquired shares in a public offering registered under the Act or in public market purchases under Rule 144 of the Act if such transferee or assignee is neither a Stockholder nor otherwise required under the terms hereof to become a Stockholder hereunder in connection with such transfer or assignment), to hold all such shares registered in its name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of the preferred shares, and any other voting securities of the Company subsequently acquired by such Stockholder) (all of such shares and securities hereinafter collectively referred to as the “Stockholder Shares”) subject to, and to vote the Stockholder Shares at any meeting of shareholders (or by written consent) in accordance with the provisions of this Article II. Notwithstanding the foregoing, the Series A Holders shall be released from their obligations under this Article II with respect to their Stockholder Shares from and after the consummation of the Qualified Public Offering.

(b)    The Company agrees to use its best efforts to ensure that the rights granted under this Article II are effective and that the parties hereto enjoy the benefits thereof. Such actions shall include, without limitation, the use of the Company’s best efforts to cause (i) the nomination, election and appointment of the directors as provided below and (ii) the consummation of the scheme of arrangement, merger, consolidation or other business combination as provided below. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed under this Article II by the Company but will at all times in good faith assist in the carrying out of all of the provisions in this Article II and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Stockholders in order to protect the rights of the Stockholders under this Article II against impairment.

2.2    Election of Board of Directors.

(a)    In any election of directors of the Board of Directors, the Stockholders shall each vote at any meeting of shareholders (or by written consent) such number of Stockholder Shares then owned by them (or as to which they then have voting power) as may be necessary to elect (and shall call a meeting of shareholders or act by written consent, and take any other actions necessary, in order to effect the foregoing):

(i)    for as long as at least a majority of the Series A Preferred Shares originally issued on August 29, 2003 remain outstanding, one (1) director elected by a majority vote of the Series A Preferred Shares (it being understood and agreed that for as long as Tiger Technology Private Investment Partners, L.P. (“Tiger”) together with its affiliates owns at least fifty percent (50%) of the Series A Preferred Shares purchased by Tiger on August 29, 2003 (as adjusted for share splits, share dividends, recapitalizations or the like), such director shall be selected by Tiger);

(ii)    for as long as Billable Development, Ltd. (“Billable Development”), together with its affiliates, owns at least fifty percent (50%) of the Ordinary Shares purchased by Billable Development pursuant to that certain Share Purchase Agreement dated on or about April 18, 2001 (the “Common Purchase Agreement”) (as adjusted for share splits, share dividends, recapitalizations or the like), two (2) directors nominated by Billable Development;

(iii)    for as long as Lawrence Auriana, Peter Lerner and Ira S. Nordlicht (the “Auriana Investors”) owns at least fifty percent (50%) of the Ordinary Shares purchased by the Auriana Investors pursuant to the Common Purchase Agreement (as adjusted for share splits, share dividends, recapitalizations or the like), one (1) director nominated by the Auriana Investors;

(iv)    one (1) director nominated by the holders of a majority of the voting power of the Stockholder Shares, who shall be the Company’s then current chief executive officer (as appointed from time to time by the Board of Directors), who shall initially be Justin Tang;

(v)    (A) two (2) directors nominated by the Investor and (B) from and after the IAC Exercise Date, four (4) additional directors (for a total of six (6) directors) nominated by the Investor (such directors selected by the Investors being the “IAC Directors”). Each of the parties hereto agree that (and shall do all things necessary to cause) the IAC Directors set forth on Schedule 2.2(a) hereto shall become members of the Board of Directors immediately after the execution and delivery of this Agreement by the parties hereto.

Notwithstanding the foregoing, Sections 2.2(a)(i), (ii) and (iii) shall terminate (and the rights to nominate directors pursuant to such Sections shall terminate) upon the earlier of (x) the date of the Qualified Public Offering and (b) the IAC Exercise Date; provided, however, that the directors holding positions on the Board of Directors at such time shall have the right (subject to any right of removal for cause provided for under law or the Amended Articles) to remain on the Board of Directors until the one-year anniversary thereof.

(b)    (i)    Subject to subsection (ii) below, the Company shall offer to an IAC Director a seat on the board of directors or comparable governing body of each of the Company’s subsidiaries and each of the Company’s affiliates in whose capital stock (or comparable ownership interest) the Company or any of its direct or indirect subsidiaries or affiliates has an ownership interest (either direct, indirect, by pledge, contract or otherwise), as such interest and as such entities now or hereinafter exist, including, without limitation, the PRC Entities (as defined in the Transaction Agreement). In the event such member of the Board of Directors accepts such offer, then the Company and the Stockholders shall take all necessary action to cause such member of the Board of Directors to be elected, appointed to or designated for the board of directors or comparable governing body of the applicable subsidiary or affiliate of the Company.

(ii)    Without limiting the foregoing, the parties hereto agree that (and shall do all things necessary to cause) (A) the IAC Director set forth on Schedule 2.2(b) hereto shall become a member of the board of directors of each of ELong Net Information Technologies (Beijing) Co., Ltd. (the “Subsidiary”) and ELongNet Hi-Tech (Beijing) Co., Ltd. (the “New Subsidiary”) immediately after the execution and delivery of this Agreement by the parties hereto, (B) the boards of each of the Subsidiary and the New Subsidiary shall consist of three (3) directors, (C) from and after the IAC Exercise Date, all three (3) directors on the boards of each of the Subsidiary and New Subsidiary shall be IAC Directors and (D) the other rights of the Investor under this Article II with respect to the Board of Directors shall apply to the same extent to the boards of the Subsidiary and the New Subsidiary (including, without limitation, with respect to rights to remove the Investor designee or fill a vacancy).

2.3    Removal; Vacancies.

Any director of the Board of Directors or any Company subsidiary or affiliate’s board (or comparable governing body) may be removed in the manner allowed by law and the Amended Memorandum and Amended Articles, or the comparable charter documents of a Company subsidiary or affiliate, as applicable, but with respect to a director designated for the Board of Directors or the board of directors (or comparable governing body) of any subsidiary or affiliate pursuant to Sections 2.2(a) and (b) above, such director may only be removed with the affirmative vote, written consent or approval of the Company’s shareholders who are entitled to nominate such director for the Board (and such directors shall be removed upon such vote, consent or approval of such nominating shareholders), provided that such shareholders continue to be entitled to such nomination rights. Vacancies in a board position occupied by a director nominated pursuant to Sections 2.2(a) and (b) above shall be filled by a nominee of the applicable shareholders, provided that such shareholders continue to be entitled to such nomination rights.

2.4    Size of the Board.

The holders of Stockholder Shares shall vote at any meeting of shareholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the size of the Board of Directors shall be set and remain at seven (7) directors; provided, however, that each of the parties hereto agrees that (and shall do all things necessary to cause) (a) the size of the Board of Directors shall be increased to eleven (11) directors on the IAC Exercise Date (and continuing thereafter, subject to any additional increase or decrease as determined by the Board of Directors) and (b) the four (4) additional IAC Directors shall become members of the Board of Directors on the IAC Exercise Date.

2.5    No Liability for Election of Recommended Directors.

Neither the parties hereto nor any officer, director, shareholder, partner, retired partner, member, retired member, shareholder, employee, agent or related individual of any party hereto, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors or any other board or comparable governing body by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Article II.

2.6    Shareholder Approval of Schemes of Arrangement, Mergers and Consolidations.

Upon the approval by the Board of Directors of a merger, consolidation, scheme of arrangement, amalgamation or reconstruction or other such business combination which would require a class vote of the Stockholders of the Company pursuant to Section 86(2) of the Companies Law (as amended) (“Companies Law”) in the Cayman Islands (the “Merger

Transaction”), the parties hereto agree to take all actions necessary to cause a meeting of Stockholders to be called promptly thereafter (but in no event later than 30 days after such Board of Directors approval), at which the Stockholders shall hold a vote (voting together as a single class and not as a separate series, and on an as-converted basis) to determine whether a majority in voting power of the Stockholders is in favor of the Merger Transaction. If a majority in voting power of the Stockholder Shares present and voting at such meeting vote in favor of the Merger Transaction, a second vote shall be held in compliance with the requirements of Section 86(2) of the Companies Law or other applicable voting requirement, and each Stockholder shall vote its Stockholder Shares in favor of the Merger Transaction. If a majority in voting power of the Stockholder Shares present and voting at such meeting vote against the Merger Transaction in the initial vote, then each Stockholder shall vote its Stockholder Shares against such Merger Transaction in such second vote.

2.7    Grant of Proxy.

Upon the failure of any Stockholder to vote their Stockholder Shares in accordance with the terms of this Article II, such Stockholder hereby grants to a shareholder representative designated by the Investor a proxy coupled with an interest in all Stockholder Shares owned by such Stockholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 2.7 is amended to remove such grant of proxy in accordance with Section 10.14 hereof, to vote all such Stockholder Shares at any meeting of shareholders (or in any written consent) in the manner provided in this Article II.

ARTICLE III

REGISTRATION RIGHTS

3.1    Request for Registration.

(a)    Subject to the terms of this Section 3.1, if the Company shall receive at any time after six (6) months after the effective date of the Qualified Public Offering, a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 3.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with anticipated aggregate proceeds of at least US$7,500,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all known Holders, and subject to the terms of this Section 3.1, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 3.1(a).

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that (i) in no event shall any Registrable Securities held by the Investor or the Series A Holders be excluded from such underwriting unless all other securities and Registrable Securities held by Common Holders are first excluded and (ii) in no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. For purposes of the second preceding sentence concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

(c)    The Company shall not be required to effect a registration pursuant to this Section 3.1:

(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)    after the Company has effected two (2) registrations pursuant to this Section 3.1, and such registrations have been declared or ordered effective (and have not been subject to a “stop order” or otherwise withdrawn); or

(iii)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 3.2 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form F-3 or Form S-3 pursuant to Section 3.3 or 3.4 hereof; or

(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares or High-Vote Ordinary Shares being registered are Ordinary Shares or High-Vote Ordinary Shares issuable upon conversion of debt securities that are also being registered).

3.2    Piggyback Registrations.

(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with the preceding sentence, the Company shall, subject to the provisions of Section 3.2(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.7 hereof.

(c)    Underwriting Requirements.    If the Registration in respect of which the Company gives notice under this Section 3.2 is for an underwritten offering, the Company shall so advise each Holder. In connection with any offering involving an underwriting of the Company’s shares, the Company shall not be required under this Section 3.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole reasonable discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other shareholders’ securities are first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.

3.3    Non-Investor Registration.

In case the Company shall receive from the Holders of Registrable Securities (for purposes of this Section 3.3, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form F-3 or Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)    use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.3:

(i)    if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company to be included in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.3, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities);

(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form F-3 or Form S-3 for the Holders pursuant to this Section 3.3; or

(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance except as may be required by the Act.

(c)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the written notice referred to in Section 3.3(a). The provisions of Section 3.1(b) shall be applicable to such request (with the substitution of Section 3.3 for references to Section 3.1).

(d)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 3.3 shall not be counted as requests for registration effected pursuant to Section 3.1.

3.4    Investor Registration.

In case the Company shall receive from the Holders of Registrable Securities (for purposes of this Section 3.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form F-3 or Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)    use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.4:

(i)    if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company to be included in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.4, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities);

(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form F-3 for the Holders pursuant to this Section 3.4; or

(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance except as may be required by the Act.

(c)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.4 and the Company shall include such information in the written notice referred to in Section 3.4(a). The provisions of Section 3.1(b) shall be applicable to such request (with the substitution of Section 3.4 for references to Section 3.1).

(d)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 3.4 shall not be counted as requests for registration effected pursuant to Section 3.1.

3.5    Obligations of the Company.

Whenever required under this Article III to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective within ninety (90) days thereafter, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)    furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)    use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as promptly as practicable, prepare and file with the SEC an amendment to such prospectus or amend or supplement such prospectus such that such prospectus, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as promptly as is practicable, furnish each Holder a reasonable number of copies of the supplement to or the amendment of such prospectus;

(g)    promptly notify each Holder of Registrable Securities (i) when a registration statement relating to Registrable Securities has become effective or any supplement to or amendment of any prospectus forming a part of such registration statement has been filed, (ii) when a receipt is obtained for a final prospectus relating to Registrable Securities, (iii) when any amendment of or supplement to a prospectus relating to Registrable Securities shall have been filed, (iv) of any request by the SEC to amend or supplement such registration statement or prospectus or for additional information, (v) of the issuance by the SEC of any order preventing or suspending the use of any preliminary prospectus or prospectus, and (vi) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purposes; provided, however, that notice of any documents described in clauses (i), (ii) and (iii) shall be deemed delivered when such materials become publicly available;

(h)    cause all such Registrable Securities registered pursuant to this Article III to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(i)    provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j)    use commercially reasonable efforts to obtain the lifting of any order that might be issued preventing or suspending the use of any preliminary prospectus or prospectus;

(k)    use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) opinions, dated as of such date, of the counsel representing the Company for the purposes of such prospectus, in form and substance as is customarily given to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any; and

(l)    cooperate in reasonable marketing efforts, including participation by senior executives of the Company in any “roadshow” or similar meeting with potential investors, in order to expedite or facilitate the disposition of the Registrable Securities.

Notwithstanding the provisions of this Article III, the Company shall be entitled to postpone or suspend, for a reasonable period of time (provided that such right shall be exercised by the Company not more than once in any twelve (12) month period) the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would:

(i)    in the good faith judgment of the Board of Directors, materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors has authorized negotiations;

(ii)    in the good faith judgment of the Board of Directors, materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)    in the good faith judgment of the Board of Directors, require disclosure of material non-public information that, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 3.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days during which the effectiveness of such registration statement was suspended.

3.6    Information from Holder.

The Company may require the Holders, in connection with a prospectus relating to Registrable Securities, to furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

3.7    Expenses of Registration.

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 3.1, 3.2, 3.3 and 3.4 hereof, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders as a group (not to exceed $50,000 for each registration made pursuant to Section 3.1 and not to exceed $10,000 for each registration made pursuant to Sections 3.2, 3.3 and 3.4) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.1, 3.3 or Section 3.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 3.1, the Holders of a majority of the Registrable Securities held by the Holders agree to forfeit their right to one demand registration pursuant to Section 3.1 and provided, however, that if at the time of such withdrawal, Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1, 3.3 or 3.4 hereof.

3.8    Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article III.

3.9    Indemnification.

In the event any Registrable Securities are included in a registration statement under this Article III:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):    (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Act, the Exchange Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)    To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 3.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 3.9(b) exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict (as reasonably determined by the indemnified party) between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 3.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

(d)    If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 3.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)    The obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article III, and otherwise.

3.10    Reports Under the Exchange Act.

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or Form S-3, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Qualified Public Offering;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, provided, however, that if the SEC has granted confidential treatment for any exhibits filed with any such filings, the Company need only provide to the Holders the redacted form of such exhibits as approved by the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

3.11    Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Article III may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is subsidiary, affiliate, parent, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided:    (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 5.2 hereof; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

3.12    Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities held by Holders (other than the Common Holders), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3.1, Section 3.2, 3.3 or Section 3.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand registration of their securities or (c) have any registration rights the terms of which are more favorable than the registration rights granted to Holders.

3.13    Termination of Registration Rights.

No Holder shall be entitled to exercise any right provided for in this Article III (i) after five (5) years following the consummation of the Qualified Public Offering or (ii) as to any Holder, such earlier time after the Qualified Public Offering at which such Holder (A) can sell all shares held by it in compliance with Rule 144(k) or (B) holds one percent (1%) or less of the Company’s outstanding Ordinary Shares and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144.

ARTICLE IV

INFORMATIONAL RIGHTS

4.1    Delivery of Financial Statements.

The Company shall deliver to the Investor and each Series A Holder (or transferee any of the foregoing) (it being understood and agreed that such Stockholder may refuse to accept or receive such information to the extent it is unwilling to be subject to the confidentiality restrictions set forth in this Article IV):

(a)    (i)    as soon as practicable, but in any event within forty five (45) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. GAAP, and (ii) as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, the financial statements described in clause (i), prepared in accordance with U.S. GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)    as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;

(c)    as soon as practicable, but in any event within 30 days after the end of each month of each fiscal year of the Company, an unaudited income statement for such month, statement of cash flows for such month and an unaudited balance sheet as of the end such month;

(d)    as soon as practicable, but in any event by December 31st, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company or any update to any such business plan or budgets;

(e)    with respect to the financial statements called for in subsections (b) and (c) of this Section 4.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with U.S. GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by U.S. GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(f)    such other information relating to the financial condition, business or corporate affairs of the Company as the Investor or Series A Holders may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 4.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

4.2    Inspection.

The Company shall permit each of the Investor and each Series A Holder, at such Stockholder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Stockholder; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.2 by such Stockholder), (ii) is or has been independently developed or conceived by the Stockholder without use of the Company’s Confidential Information or (iii) is or has been made known or disclosed to the Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Stockholder may disclose Confidential Information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided that such person is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Stockholders, (b) to any affiliate, partner, member, stockholder or wholly owned subsidiary of such Stockholder, provided that such person is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Stockholders, or (c) as may otherwise be required by law, provided that the Stockholder takes reasonable steps to minimize the extent of any such required disclosure.

4.3    Termination of Information and Inspection Covenants.

The covenants set forth in Sections 4.1 and 4.2 shall terminate and be of no further force or effect when the Qualified Public Offering is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

ARTICLE V

QUALIFIED PUBLIC OFFERING

5.1    Limitation on Qualified Public Offering.

In no event shall (a) more than 15% of the then-Fully-Diluted Number (taking into account the shares to be sold in the Qualified Public Offering) be sold by the Company as part of or in connection with the Qualified Public Offering, and no securities other than the Ordinary Shares will be offered in the Qualified Public Offering or (b) the Investor sell any of its Stockholder Shares as part of or in connection with the Qualified Public Offering.

5.2    Market Stand-Off.

(a)    Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to any public offering of the Company’s capital stock and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the Qualified Public Offering and ninety (90) days in the case of any other public offering of capital stock) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, or otherwise transfer any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Stockholder Shares held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that Transfers to another, in whole or part, any of the economic consequences of ownership of the Stockholder Shares, whether any such transaction described in clause (i) or (ii) above is settled by delivery of Stockholder Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 5.2(a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Stockholders if all officers, directors and greater than two percent (2%) shareholders of the Company enter into similar agreements. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in a public offering that are consistent with this Section 5.2(a) or that are necessary to give further effect thereto.

Notwithstanding the foregoing, the restrictions in the paragraph above shall not apply (it being understood and agreed, however, that restrictions other than the one in this Section 5.2(a) may continue to apply) to a transfer by a Stockholder of its Stockholder Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agrees with the parties hereto to comply with the terms and conditions of Section 7.3 hereof (including by agreeing to be bound in writing by the restrictions set forth herein), or (ii) to any trust for the direct or indirect benefit of such Stockholder or the immediate family of such Stockholder, provided that the trustee of the trust agrees with the parties hereto to comply with the terms and conditions of Section 7.3 hereof (including by agreeing to be bound in writing by the restrictions set forth herein), and provided further that any such transfer referred to in (i) and (ii) shall not involve a disposition for value. For purposes of this Section 5.2(a), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, if the Stockholder is a corporation, the restrictions in the first paragraph of this Section 5.2(a) shall not apply (it being understood and agreed, however, that restrictions other than the one in this Section 5.2(a) may continue to apply) to a transfer by a corporation of capital stock of the Company to any wholly-owned subsidiary of such corporation, or, if the Stockholder is a limited liability company, to the transfer by the limited liability company to a member or affiliated limited liability company, or, if the Stockholder is a partnership, to the transfer by the partnership to a partner or affiliated partnership; provided, however, that in any such case, it shall be a condition to the transfer that the transferee agrees with the parties hereto to comply with the terms and conditions of Section 7.3 hereof (including by agreeing to be bound in writing by the restrictions set forth herein), and provided further that any such transfer shall not involve a disposition for value.

(b) In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the ordinary shares of each Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

5.3    Investor Restrictions.

(a)    Without limiting Section 5.2 hereof, if the Investor shall have exercised the Warrant within thirty (30) Business Days following the consummation of the Qualified Public Offering, the Investor shall not Transfer its Stockholder Shares prior to the one-year anniversary of the consummation of the Qualified Public Offering.

(b)    From the date of the consummation of the Qualified Public Offering until the twenty-four (24) month anniversary thereof, the Investor shall not (and shall cause each of its affiliates and each of their respective employees, officers, directors, representatives and agents not to)

solicit, initiate, entertain, consider, encourage or accept the submission of any inquiry, proposal or offer relating to the acquisition (whether by merger, purchase of stock, purchase of assets or otherwise) of the Company (i) by any third-party or any Stockholder or affiliate thereof or (ii) as part of an acquisition which would result in the Company no longer being subject to the reporting requirements under the Exchange Act.

5.4    Investor Standstill.

If (i) the Qualified Public Offering is consummated, (ii) the Warrant expires unexercised or is otherwise terminated in accordance with the terms thereof and (iii) the Investor (together with its affiliates) collectively beneficially owns less than 50% of the then-outstanding ordinary shares (including, for purposes of such calculation, the preferred shares on an as-converted basis), then from and after such expiration or termination until the second anniversary thereof, without the prior written consent of the Company, the Investor shall not, nor shall it permit any of its affiliates to, individually or collectively, directly or indirectly, acquire or offer to acquire or agree to acquire from any person, directly or indirectly, by purchase or merger, through the acquisition of control of another person, or otherwise, beneficial ownership of any equity securities of the Company, or direct or indirect rights (including convertible securities) or options to acquire such beneficial ownership; provided, however, that no such acquisition, offer to acquire or agreement to acquire shall be deemed to occur solely due to (a) a stock split, reverse stock split, reclassification, reorganization or other transaction, such as a rights offering, by the Company affecting any class of the outstanding capital stock of the Company generally or (b) a stock dividend or other pro rata distribution by the Company to holders of its outstanding capital stock; and provided, further, however, that this Section 5.4 shall terminate (and the obligations and restrictions hereunder shall cease and be of no further force or effect) upon the earliest to occur of (x) the IAC Control Date, (y) the date on which a Stockholder or an affiliate thereof (other than the Investor or any affiliate thereof) makes a bona fide offer to purchase or otherwise acquire (or consummates a purchase or acquisition if not announced prior thereto) an amount of ordinary shares (or securities exercisable for or convertible into ordinary shares) equal to the number of ordinary shares that, when added together with all other ordinary shares acquired by such Stockholder since the date hereof, would represent 5% or more of the then-Fully-Diluted Number or (z) the date on which a third party (other than a Stockholder or any affiliate thereof) makes a bona fide offer to purchase or otherwise acquire (or consummates a purchase or acquisition if not announced prior thereto) an amount of ordinary shares (or securities exercisable for or convertible into ordinary shares) which would result in such third party holding ordinary shares representing 5% or more of the then-Fully-Diluted Number.

ARTICLE VI

INVESTOR RIGHT OF FIRST OFFER

6.1    Right of First Offer.

Subject to the terms and conditions specified in this Article VI, the Company hereby grants to the Investor and the Series A Holders a right of first offer with respect to future sales or other issuances by the Company of the Shares (as hereinafter defined). Each time the Company proposes to offer or otherwise issue any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of the Company’s equity securities (“Shares”), the Company shall first make an offering of such Shares to the Investor and the Series A Holders in accordance with the following provisions:

(a)    The Company shall deliver a notice (“Notice”) to the Investor and the Series A Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b)    By written notification received by the Company within ten (10) calendar days after receipt of the Notice, each of the Investor and the Series A Holders may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of Stockholder Shares held by such Stockholder at such time bears to the then-Fully Diluted Number.

(c)    The right of first offer in this Section 6.1 shall not be applicable to (i) the issuance on the date hereof of stock options covering 1,660,000 Ordinary Shares pursuant to the Elong Stock Plan; (ii) the issuance of securities pursuant to the Qualified Public Offering, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; or (iv) the issuance of any shares of capital stock as a stock dividend or upon any subdivision or combination of shares of capital stock.

(d)    The covenants set forth in this Section 6.1 shall terminate and be of no further force or effect upon the consummation of the Qualified Public Offering.

ARTICLE VII

RESTRICTIONS ON TRANSFER

7.1    General Restrictions on Transfer.

Each Stockholder agrees that such Stockholder will not, directly or indirectly, Transfer any Stockholder Shares now or hereafter at any time owned by such Stockholder (or any interest therein) to (each, a “Transferee”) any person, except as permitted by this Agreement. The Company shall not transfer upon its books any Stockholder Shares to any person prohibited by this Agreement and any purported transfer in violation hereof shall be null and void and of no effect.

7.2    Compliance with Securities Laws.

No Stockholder shall Transfer any Stockholder Shares, and the Company shall not transfer on its books any Stockholder Shares, unless (i) the Transfer is pursuant to an effective registration statement under the Act and is in compliance with any applicable foreign and state securities or blue sky laws, (ii) such Stockholder shall have furnished the Company with an opinion of counsel, to the extent reasonably requested by the Company, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and applicable foreign law, (iii) such Transfer is made by a Stockholder that is an individual to any member of his or her immediate family or any trust solely for the benefit of such Stockholder or any member of his or her immediate family, or (iv) such transfer of Stockholder Shares is to an affiliate (for so long as such affiliate remains an affiliate thereof) and/or partner of such Stockholder which is a partnership and/or member of such Stockholder which is a limited liability company, provided such transferee agrees with the parties hereto to comply with the terms and conditions of Section 7.3 hereof.

7.3    Agreement to be Bound.

No Transfer of Stockholder Shares by a Stockholder shall be effective (and the Company shall not transfer on its books any Stockholder Shares) unless (i) the certificates representing such Stockholder Shares issued to the Transferee shall bear the legend set forth on Schedule 7.3 hereto, if required, and (ii) the Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder; provided, however, that the terms and conditions set forth in this Section 7.3 shall not apply to any sale of Stockholder Shares pursuant to an effective registration statement under the Act, or pursuant to Rule 144, or to any sale of Stockholder Shares pursuant to Section 7.7 hereof except to the extent that the agreement providing for the sale of any Stockholder Shares pursuant to Section 7.7 provides that the Transferee shall be bound by this Agreement.

7.4    Tag-Along Rights for the Non-Investor Stockholders

(a)    Right to Participate in Sale.

If at any time after the IAC Control Date, the Investor proposes to enter into an agreement to sell or otherwise dispose of for value any Stockholder Shares (except for any disposition to a controlled affiliate of the Investor) in one or more related transactions which will result in the Transfer of capital stock representing at least fifty percent (50%) or more of the combined voting power of all outstanding shares of capital stock of the Company (such sale or other disposition for value being referred to as a “Tag-Along Sale”), then the Investor shall afford the other Stockholders (each individually a “Tag-Along Stockholder” and, collectively, the “Tag-Along Stockholders”) the opportunity to participate proportionately in such Tag-Along Sale on the same terms and conditions provided to the Investor, including the time of payment and the form of consideration, in accordance with this Section 7.4. The number of Stockholder Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (the “Tag-Along Allotment”) shall be determined by multiplying (i) the number of Stockholder Shares held of record by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) by (ii) a fraction, the numerator of which shall equal the number of Stockholder Shares proposed by the Investor to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Stockholder Shares held of record by the Investor as of the close of business on the day immediately prior to the Tag-Along Notice Date. The Tag-Along Allotment of each Stockholder shall be subject to reduction pursuant to the final sentence of the first paragraph of Section 7.4(c).

(b)    Sale Notice.

The Investor shall provide each Tag-Along Stockholder and the Company with written notice (the “Tag-Along Sale Notice”) not more than thirty (30) days nor less than ten (10) Business Days prior to the proposed date of the Tag-Along Sale (the “Tag-Along Sale Date”). Each Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed Transferee of Stockholder Shares in the Tag-Along Sale; (ii) the number of Stockholder Shares proposed to be Transferred by the Investor; (iii) the proposed amount and form of consideration to be paid for such Stockholder Shares and the terms and conditions of payment offered by each proposed Transferee; (iv) the aggregate number of Stockholder Shares held of record by the Investor as of the close of business on the day immediately prior to the date of the Tag-Along Notice (the “Tag-Along Notice Date”); (v) the Tag-Along Stockholder’s Tag-Along Allotment, which shall be based upon the number of Stockholder Shares held of record by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date, assuming the Tag-Along Stockholder elected to sell the maximum number of Stockholder Shares possible (such allotment subject to reduction on a pro rata basis depending upon the total number of Stockholder Shares the Transferee is willing to acquire); and (vi) the Tag-Along Sale Date.

(c)    Tag-Along Notice.

Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the “Tag-Along Notice”) to the Investor no less than ten (10) Business Days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of Stockholder Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder’s Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder’s binding agreement to sell the Stockholder Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in any agreement relating to the Tag-Along Sale) after such Tag-Along Stockholder gives its Tag-Along Notice, then, notwithstanding anything to the contrary contained in this Agreement, the Investor shall provide further notice thereof and the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Stockholder Shares affected thereby. If the proposed Transferee does not consummate the purchase of all of the Stockholder Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the Investor, then the Investor shall not consummate the Tag-Along Sale of any of its Stockholder Shares to such Transferee, unless the Stockholder Shares of the Investor and the Tag-Along Stockholders to be sold are reduced or limited pro rata in proportion to the respective number of Stockholder Shares to actually be sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for the Investor and the Tag-Along Stockholders.

If a Tag-Along Notice from any Tag-Along Stockholder is not received by the Investor prior to the ten (10) Business Day period specified above, such Investor shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to the Investor than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within sixty (60) days of the Tag-Along Sale Date, subject to extension for receipt of any required third-party consents or approvals. If such Tag-Along Sale does not occur within such sixty (60) day period (as extended), the Stockholder Shares that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 7.4.

(d)    Delivery of Certificates; Other Agreements.

On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the Stockholder Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the Transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such Shares, and shall enter into any other agreements with the Investor and the Transferee reasonably requested in connection with the Transfer, in each case as a condition to such Tag-Along Stockholder’s right to participate in the Tag-Along Sale.

(e)    Termination upon Qualified Public Offering.

This Section 7.4 shall terminate and be of no further force or effect upon the consummation of the Qualified Public Offering.

7.5    Tag-Along Rights for the Investor

(a)    Right to Participate in Sale.

If at any time after the Warrant expires unexercised or is otherwise terminated in accordance with the terms thereof, the Company or any Stockholder or any group of Stockholders (other than the Investor) (the “Transferor”) proposes to enter into an agreement to sell or otherwise dispose of for value any Stockholder Shares in one or more related transactions which will result in the Transfer of capital stock representing at least five percent (5%) or more of the combined voting power of all outstanding shares of capital stock of the Company (such sale or other disposition for value being referred to as a “Transferor Tag-Along Sale”), then the Transferor shall afford the Investor the opportunity to participate proportionately in such Transferor Tag-Along Sale on the same terms and conditions provided to the Transferor, including the time of payment and the form of consideration, in accordance with this Section 7.5. The number of Stockholder Shares that the Investor will be entitled to include in such Transferor Tag-Along Sale (the “Tag-Along Allotment”) shall be determined by multiplying (i) the number of Stockholder Shares held of record by the Investor as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) by (ii) a fraction, the numerator of which shall equal the number of Stockholder Shares proposed by the Transferor to be sold or otherwise disposed of pursuant to the Transferor Tag-Along Sale and the denominator of which shall equal the total number of Stockholder Shares held of record by the Transferor as of the close of business on the day immediately prior to the Tag-Along Notice Date. The Tag-Along Allotment of the Investor shall be subject to reduction pursuant to the final sentence of the first paragraph of Section 7.5(c).

(b)    Sale Notice.

The Transferor shall provide the Investor and the Company with written notice (the “Transferor Tag-Along Sale Notice”) not more than thirty (30) days nor less than ten (10) Business Days prior to the proposed date of the Transferor Tag-Along Sale (the “Transferor Tag-Along Sale Date”). Each Transferor Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed Transferee of Stockholder Shares in the Transferor Tag-Along Sale and the name and address of the Transferor(s); (ii) the number of Stockholder Shares proposed to be Transferred by the Transferor; (iii) the proposed amount and form of consideration to be paid for such Stockholder Shares and the terms and conditions of payment offered by each proposed Transferee; (iv) the aggregate number of Stockholder Shares held of record by the Transferor as of the close of business on the day immediately prior to the date of the Transferor Tag-Along Notice (the “Transferor Tag-Along Notice Date”); (v) the Investor’s Tag-Along Allotment, which shall be based upon the number of Stockholder Shares held of record by the Investor as of the close of business on the day immediately prior to the Transferor Tag-Along Notice Date, assuming the Investor elected to sell the maximum number of Stockholder Shares possible (such allotment subject to reduction on a pro rata basis depending upon the total number of Stockholder Shares the Transferee is willing to acquire); and (vi) the Transferor Tag-Along Sale Date.

(c)    Transferor Tag-Along Notice.

If the Investor desires to participate in the Transferor Tag-Along Sale, it shall provide written notice (the “Transferor Tag-Along Notice”) to the Transferor no less than ten (10) Business Days prior to the Transferor Tag-Along Sale Date. The Transferor Tag-Along Notice shall set forth the number of Stockholder Shares that the Investor elects to include in the Transferor Tag-Along Sale, which shall not exceed the Investor’s Tag-Along Allotment. The Transferor Tag-Along Notice given by the Investor shall constitute the Investor’s binding agreement to sell the Stockholder Shares specified in the Transferor Tag-Along Notice on the terms and conditions applicable to the Transferor Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Transferor Tag-Along Sale applicable to the Investor (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in any agreement relating to the Transferor Tag-Along Sale) after the Investor gives its Transferor Tag-Along Notice, then, notwithstanding anything to the contrary contained in this Agreement, the Transferor shall provide further notice thereof and the Investor shall have the right to withdraw from participation in the Transferor Tag-Along Sale with respect to all of its Stockholder Shares affected thereby. If the proposed Transferee does not consummate the purchase of all of the Stockholder Shares requested to be included in the Transferor Tag-Along Sale by the Investor on the same terms and conditions applicable to the Transferor, then the Transferor shall not consummate the Transferor Tag-Along Sale of any of its Stockholder Shares to such Transferee, unless the Stockholder Shares of the Transferor and the Investor to be sold are reduced or limited pro rata in proportion to the respective number of Stockholder Shares to actually be sold in any such Transferor Tag-Along Sale and all other terms and conditions of the Transferor Tag-Along Sale are the same for the Transferor and the Investor.

If a Transferor Tag-Along Notice from the Investor is not received by the Transferor prior to the ten (10) Business Day period specified above, such Transferor shall have the right to consummate the Transferor Tag-Along Sale without the participation of the Investor, but only on terms and conditions which are no more favorable in any material respect to the Transferor than as stated in the Transferor Tag-Along Sale Notice and only if such Transferor Tag-Along Sale occurs on a date within sixty (60) days of the Transferor Tag-Along Sale Date, subject to extension for receipt of any required third-party consents or approvals. If such Transferor Tag-Along Sale does not occur within such sixty (60) day period (as extended), the Stockholder Shares that were to be subject to such Transferor Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 7.5.

(d)    Delivery of Certificates; Other Agreements.

On the Transferor Tag-Along Sale Date, the Investor shall deliver a certificate or certificates for the Stockholder Shares to be sold by the Investor in connection with the Transferor Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the Transferee in the manner and at the address indicated in the Transferor Tag-Along Notice against delivery of the purchase price for such Stockholder Shares, and shall enter into any other agreements with the Transferor and the Transferee reasonably requested in connection with the Transfer, in each case as a condition to the Investor’s right to participate in the Transferor Tag-Along Sale.

(e)    Termination upon Qualified Public Offering.

This Section 7.5 shall terminate and be of no further force or effect upon the consummation of the Qualified Public Offering.

7.6    First Option Rights.

(a)    From and after (i) the date hereof, with respect to the Stockholders other than the Investor and (ii) the date the Warrant expires unexercised or is otherwise terminated in accordance with the terms thereof, with respect to the Investor, until, in each case, the Qualified Public Offering, if at any time a Stockholder proposes to sell or otherwise Transfer for value (except for any Transfer to a controlled affiliate thereof) all or any part of the Stockholder Shares held by it, the Stockholder shall provide written notice (the “Sale Notice”) to the Company setting forth such proposal to sell or otherwise Transfer for value such Stockholder Shares, which Sale Notice shall set forth the proposed price and terms. Upon the giving of such Sale Notice, the Company shall have the option (the “Purchase Option”) to purchase all, but not less than all, of such Stockholder Shares specified in the Sale Notice, on such proposed price and terms. The Company shall have ten (10) days from receipt of the Sale Notice to provide written notice (the “Acceptance Notice”) to the Stockholder of its desire to exercise such Purchase Option. The Acceptance Notice given by the Company shall constitute a binding agreement by the Company to purchase the Stockholder Shares specified in the Acceptance Notice on the proposed price and terms.

(b)    The closing of the purchase by the Company shall be held on a Business Day within forty-five (45) days after the giving of the relevant Acceptance Notice, at the principal offices of the Company in the Cayman Islands, or at such other time and place as may be mutually agreed to by the Company and the Stockholder.

(c)    If no Acceptance Notice is delivered within the period specified above by the Company with respect to all (but not less than all) of the Stockholder Shares included in the Sale Notice, the Stockholder shall have the right to consummate a sale or sales of the Stockholder Shares covered by the Sale Notice to a third party but only at a price and upon terms no less favorable in any material respect to the Stockholder than those contained in the Sale Notice and only if such sale occurs on a date within forty-five (45) days of the expiration of the applicable ten-day period described above, subject to extension for receipt of any required third-party consents or approvals; provided, however, that in the event the Stockholder has not so transferred such Stockholder Shares to a third party within such 45-day period (as extended), then such Stockholder Shares thereafter shall continue to be subject to all of the restrictions contained in this Section.

(d)    Anything herein to the contrary notwithstanding, the provisions of this Section 7.6 shall not apply to: (i) any transfer of Stockholder Shares by a Stockholder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, and his or her spouse’s aunts, uncles, lineal ancestors or descendants or siblings) or to a trust, partnership or limited liability company for the benefit of such members, provided such transferee agrees with the parties hereto to comply with the terms and conditions of Section 7.3 hereof; (ii) any transfer of Stockholder Shares by a Stockholder to a trust not included in clause (i) in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such Stockholder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Stockholder Shares until the termination of this Agreement, provided such transferee agrees with the parties hereto to comply with the terms and conditions of Section 7.3 hereof; (iii) any transfer of Stockholder Shares to an affiliate and/or partner of such Stockholder which is a partnership and/or member of such Stockholder which is a limited liability company, provided such transferee agrees with the parties hereto to comply with the terms and conditions of Section 7.3 hereof; (iv) in connection with the merger, consolidation, or sale of all of the outstanding stock of the Company; and (v) any repurchase of Stockholder Shares pursuant to stock restriction agreements under which the Company has the option to repurchase such shares at cost (or a lesser amount) upon the occurrence of certain events, including termination of employment.

(e)    This Section 7.6 shall terminate and be of no further force or effect upon the consummation of the Qualified Public Offering.

7.7    Drag Along Right.

If, at any time any after the IAC Control Date, Stockholders holding in excess of fifty percent (50%) of the combined voting power of the Company (the “Selling Stockholders”) approve an agreement to sell or otherwise dispose of for value Stockholder Shares in one or more related transactions to a third person or third persons unaffiliated with such Selling Stockholders (a “Third Party”) which will result in the Transfer of Stockholder Shares representing at least fifty percent (50%) of the combined voting power of the Company (such sale or other disposition for value being referred to as a “Drag-Along Sale”), then, upon the demand of the Selling Stockholders, each of the other Stockholders (the “Required Sellers”) shall be required to sell to such Third Party all, but not less than all of the Stockholder Shares, if any, then held by them, at the same price and on the same terms and conditions, including the time of payment and the form of consideration, as the Selling Stockholders have agreed to with such Third Party, in accordance with this Section.

(a)    Drag-Along Notice.

Prior to making any Drag-Along Sale, the Selling Stockholders (or a representative thereof) shall promptly provide each Required Seller with written notice (the “Drag-Along Notice”) not more than thirty (30) or less than fifteen (15) days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the proposed amount and form of consideration to be paid per Stockholder Share and the terms and conditions of payment offered by the Third Party; (iii) the number of Stockholder Shares held of record as of the close of business on the date of the Drag-Along Sale Notice (the “Drag-Along Notice Date”) by the Required Seller to whom the notice is sent; (iv) the aggregate number of Stockholder Shares held of record as of the Drag-Along Notice Date by the Selling Stockholders; (v) confirmation that the Selling Stockholders are selling all or substantially all of the aggregate number of Stockholder Shares then held by them to the Third Party; and (vi) the Drag-Along Sale Date.

(b)    Delivery of Certificates; Other Agreements.

On the Drag-Along Sale Date, each Required Seller shall deliver a certificate or certificates for all of its Stockholder Shares duly endorsed for transfer with signatures guaranteed, to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Required Seller’s Stockholder Shares, and shall enter into any other agreements with the Selling Stockholders and the Third Party reasonably requested in connection with the Drag-Along Sale.

(c)    Consideration.

The provisions of this Section shall apply regardless of the form of consideration received in the Drag-Along Sale.

(d)    Termination upon Qualified Public Offering.

This Section 7.7 shall terminate and be of no further force or effect upon the consummation of the Qualified Public Offering.

ARTICLE VIII

INVESTOR RIGHTS

8.1    Investor’s Approval Rights.

From and after the date hereof until the earlier to occur of (x) the date on which six (6) IAC Directors are on the Board of Directors and such IAC Directors represent a majority of the Board of Directors or (y) the date on which the Warrant expired unexercised or was otherwise terminated, the Company shall not (by amendment, merger, consolidation or otherwise), without first obtaining the written approval of the Investor, cause or permit either the Company, any direct or indirect subsidiary of the Company or any other affiliate of the Company (each such entity, including, without limitation, the Company, shall be referred to as an “eLong Entity”) to:

(a)    except to the extent required to effect, or reasonably advisable in connection with, the Qualified Public Offering, amend, revise or repeal an eLong Entity’s Memorandum of Association or the Articles of Association or comparable charter documents, or any part thereof;

(b)    change the authorized number of directors of any eLong Entity, or increase (or decrease) the size of the Company’s Board of Directors other than in accordance with the Investors Agreement;

(c)    except to the extent required to effect the Qualified Public Offering (provided that the Company comply with Section 5.1(a) hereof), issue, or obligate itself to issue, any security of any eLong Entity, including without limitation, any shares of capital stock of any eLong Entity (including, without limitation, any options, warrants or other rights obligating or permitting such eLong Entity to issue shares of capital stock, or securities exchangeable for or convertible into shares of capital stock); provided, however, that this Section 8.1(c) shall not restrict the Company from issuing shares of capital stock that it is obligated to issue pursuant to the conversion or exercise of convertible or exercisable securities that were outstanding on the date hereof or that were issued after the date hereof with the prior written approval of the Investor;

(d)    create or authorize a new class or series of securities of any eLong Entity (including, without limitation, any equity, debt (except as specifically permitted by subsection (j) below) or hybrid securities), or, except to the extent required to effect, or reasonably advisable in connection with, the Qualified Public Offering, increase or decrease (other than by redemption or conversion) the authorized share capital of the ordinary shares or preferred shares of the Company or the applicable capital stock of any other eLong Entity;

(e)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any preferred shares or ordinary shares or the applicable capital stock of any other eLong Entity; provided, however, that this restriction shall not apply to the repurchase of ordinary shares from employees, officers, directors, consultants or other persons performing services for the Company or any other eLong Entity pursuant to agreements entered into the by the Company prior to the date hereof or to the extent authorized under the eLong Option Plan under which the Company has the option or obligation to repurchase such shares upon the occurrence of certain events, such as the termination of employment, or pursuant to a right of first refusal (“Permitted Payments”), and shall not prohibit the transactions contemplated by the Transaction Agreement, Transfer Agreement (as defined in the Transaction Agreement) and the Warrant;

(f)    authorize or create any new subsidiary or affiliate of any eLong Entity (except for a wholly-owned subsidiary incorporated or organized in a jurisdiction outside of the PRC and which is subject to the approval rights in this Article XIII) (it being understood that the creation of a branch office or department within a subsidiary or affiliate shall not be deemed to constitute a creation of a new subsidiary or affiliate), or otherwise change in any manner the current corporate and operating structure of the eLong Entities (it being understood and agreed that a change in “operating structure” shall not be deemed to include any changes to the internal operations of an eLong Entity, but shall be deemed to include any structural change to the way the business of the eLong Entities (taken as a whole) is conducted among the eLong Entities and with non-eLong Entities (including, without limitation, changing which eLong Entity holds materials licenses and other material assets);

(g)    amend, revise, repeal or terminate any Structure Contract (as defined in the Transaction Agreement;

(h)    directly or indirectly, enter into any transaction or series of related transactions of merger, amalgamation, reorganization, consolidation or combination, or consolidate, liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions of all or substantially all of its business, property or assets, whether now owned or hereafter acquired;

(i)    declare or make any payment of cash or distribution of assets with respect to any shares of capital stock of any eLong Entity, by way of dividend or distribution, other than Permitted Payments, distributions pursuant to a Liquidation Event (as defined in the Amended Articles);

(j)    incur at any time indebtedness for borrowed money or enter into or guarantee any obligation, in either case, outside the ordinary course of business consistent with past practice (it being understood that the incurrence of debt in an aggregate amount in excess of US$1,000,000 in a transaction or series or related transactions shall be deemed to be outside of the ordinary course of business);

(k)    sell, transfer, assign or otherwise dispose of any material asset(s) of any eLong Entity in a transaction or series of related transactions (it being understood that any asset or series of related assets with an aggregate fair market value in excess of US$1,000,000 shall be deemed a “material asset(s)” for purposes of this provision);

(l)    purchase or otherwise acquire (including by merger, consolidation or other business combinations) any material asset(s) or business(s) or make any capital expenditures in excess of US$1,000,000 in a transaction or series of related transactions (it being understood that any business or asset or series of related assets for which an eLong Entity paid in excess of US$1,000,000 shall be deemed a “material asset(s) or business(es)” for purposes of this provision); or

(m)    change, directly or indirectly, in any material respect the ordinary and usual course and nature of the conduct or operations of the business of the Company and the eLong Entities (taken as a whole), including, without limitation, by ceasing to carry on in any material respect the business conducted by the Company and the eLong Entities (taken as a whole) as of May 27, 2004 or by engaging in any business not conducted on or undertaken by or reasonably related to the business conducted by the Company and the eLong Entities (taken as a whole) as of May 27, 2004.

8.2    Stock Option Grants.

(a)    In connection with the Qualified Public Offering, the Company shall form a compensation committee (the “Compensation Committee”) which shall consist of three (3)

members of the Board of Directors (who shall all be independent directors in accordance with the Nasdaq Stock Market Marketplace Rules), one of whom shall be one of the IAC Directors; provided, however, that from and after the IAC Exercise Date, two (2) of the three (3) members of the Compensation Committee shall be IAC Directors. Notwithstanding Section 8.1(c) hereof, the Compensation Committee shall have the authority to issue stock options to employees of any eLong Entity who are below the Vice President level from and after the 31st Business Day after the consummation of the Qualified Public Offering; provided, however, that if the Investor exercises its Warrant on or prior to such 31st Business Day, the Compensation Committee shall not issue, or authorize the issuance of, any stock options until such two (2) IAC Directors shall have become members of the Compensation Committee.

(b)    Notwithstanding anything to the contrary herein, in no event shall any stock options be issued to the persons listed in that certain Letter Agreement, of even date herewith, by and between the Company and the Investor prior to the first anniversary of the date hereof without the prior approval of the Investor.

8.3    Cooperation Regarding IPO.

At the Company’s request the Investor shall in good faith cooperate with the Company in order to facilitate the Company’s plans to effect the Qualified Public Offering, and in connection with the foregoing the Investor shall take such actions as may be reasonably requested from time to time by the Company and the Investor agrees that it shall not take any action which is intended to impair, delay or hamper such plans, provided, that (a) the Company comply with the restriction in Section 5.1(a) hereof, and (b) only Ordinary Shares are offered in the Qualified Public Offering. In connection with the Qualified Public Offering, the Investor shall have the reasonable right of approval with regard to how it or its affiliates are to be described in the Registration Statement relating thereto.

ARTICLE IX

TERMINATION OF PREVIOUS SHAREHOLDER AGREEMENTS; NOTIFICATION

OF INDEMNIFICATION CLAIMS

9.1    Termination of Agreements and Provisions Thereof.

Each of the parties to the respective Previous Shareholder Agreements hereby agree that each of such agreements shall terminate and be of no further force or effect, effective simultaneously with the execution and delivery of this Agreement by each of the parties hereto. Each of the parties to the Series A Preferred Purchase Agreement hereby agree that, (a) simultaneously with the execution and delivery of this Agreement by each of the parties hereto, all of the covenants in Section 6 of the Series A Preferred Purchase Agreement shall terminate and be of no further force or effect and (b) the indemnification obligations of the Company under the Series A Preferred Purchase Agreement shall terminate and be of no further force or effect on March 31, 2006 with respect to matters as to which no claim notice has been given prior to that date.

9.2    Notification of Indemnification Claims.

If any Series A Holder (or any representative thereof) pursues an indemnification claim against the Company (or notifies the Company of a potential indemnification claim), such Series A Holder shall promptly provide the Investor with written notice of such claim, which notice shall include a reasonably detailed description of the claim. If the Investor pursues an indemnification claim against the Company (or notifies the Company of a potential indemnification claim), the Investor shall promptly provide Tiger (or if Tiger is no longer a Series A Holder, the largest holder of Series A Preferred Shares at such time as determined by the Secretary of the Company) with written notice of such claim, which notice shall include a reasonably detailed description of the claim. If the Company receives any notice or other evidence that any person is or will pursue an indemnification claim against it, the Company shall promptly provide the Investor and the Series A Holders with written notice of such claim, which notice shall include a reasonably detailed description of the claim.

ARTICLE X

MISCELLANEOUS

10.1    Series A Right to Information for Tax Filings

(a)    No later than two (2) months following the end of each Company taxable year, the Company shall provide the following information to the Series A Holders: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a “controlled foreign corporation” (a “CFC”) under the Internal Revenue Code of 1986, as amended (including any successor thereto, the “Code”). In addition, the Company shall provide the Series A Holders with access to such other Company information as may be required by such Series A Holders to determine the Company’s status as a CFC or a “foreign personal holding company” (a “FPHC”) as defined in Section 552 of the Code, to determine whether each such Series A Holder is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in the Code) on its United States federal income tax return, or to allow such Series A Holders to otherwise comply with applicable United States federal income tax laws.

(b)    In connection with a “Qualified Electing Fund” election made by a Series A Holder pursuant to Section 1295 of the Code (or any successor thereto), the Company shall provide annual financial information to the Series A Holders in the an Annual Information Statement (substantially in the form attached hereto as Exhibit A) and shall provide the Series A Holders with access to such other Company information as may be required for purposes of filing United States federal income tax returns in connection with such Qualified Electing Fund election.

(c)    Except to the extent that the Series A Holders agree otherwise, the Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is treated as a corporation for United States federal income tax purposes.

(d)    This Section 10.1 shall terminate and be of no further force or effect on the first date that less than 25% of the Series A Preferred Shares originally issued on August 29, 2003 remain outstanding.

10.2    No Derogation of Rights.

The granting of any rights hereunder to the Stockholders, and the exercise thereof, shall in no way detract from or restrict the rights otherwise possessed by the Stockholders as holders of securities of the Company.

10.3    Manner of Voting.

The voting of Stockholder Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the Amended Articles and applicable law.

10.4    Public Announcements.

The Company shall not make any press release or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the Investor (which shall not be unreasonably withheld or delayed) except as and to the extent that the Company shall be obligated to make any such disclosure under applicable law and then only after reasonable consultation with the Investor regarding the basis of such obligation and the content of such press release or other public announcement. The Investor shall be entitled to make any such press release or other announcement without the consent of the Company provided that such release or announcement does not contain any misrepresentation or any misleading information pertaining to the Company or the transactions contemplated by this Agreement.

10.5    Assignment.

Except as set forth in Article VII hereof, no assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without the other parties’ prior written consent; provided, however, the Investor may assign any of its rights hereunder to an affiliate of the Investor to whom the Series B Preferred Shares or Warrant are transferred without the other parties’ consent provided that such affiliate or other party expressly assumes in writing all of the Investor’s obligations hereunder as if an original signatory hereto.

10.6    Binding Effect.

This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

10.7    Time.

Time shall be of the essence of this Agreement in each and every matter or thing herein provided.

10.8    Expenses.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.9    Notices.

(a)    Each party shall give prompt notice to the other of any breach of its obligations under this Agreement, provided that no such notification shall affect the covenants or agreements of the parties under this Agreement.

(b)    All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

(i)    if to the Company, to

eLong, Inc.

Block B, XingKe Plaza

10 Jiuxianqiao Zhonglu

Chaoyang District, Beijing 100016

People’s Republic of China

Telecopy No.: (8610) 64386830

Attention: Chief Executive Officer

With a copy to:

Goulston & Storrs, A Professional Corporation

400 Atlantic Avenue

Boston, MA 02110

Telecopy No.: (617) 574-4112

Attention: Timothy B. Bancroft, Esq.

(ii)    if to the Investor, to

IACT Asia Pacific Limited

c/o InterActiveCorp.

152 West 57th Street

42nd Floor

New York, New York 10019

Telecopy No.: (212) 314-7497

Attention: General Counsel

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telecopy No.: (212) 403-2000

Attention: Andrew J. Nussbaum, Esq.

(iii)    if to the Stockholders other than Investor, to the addresses listed on Schedule 10.9 hereto.

(c)    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (so long as a fax copy is sent and receipt acknowledged within two Business Days after mailing); when answered back if telexed; when receipt acknowledged, if telecopied; and the Business Day guaranteed by the courier, if sent by air courier guaranteeing timely delivery. The parties may change the addresses to which notices are to be given by giving five days’ prior written notice of such change in accordance herewith.

10.10    Governing Law; Arbitration.

(a)    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

(b)    Notwithstanding subsection (c) below, at the option of the Investor, each of the parties hereto agrees for the benefit of the Investor that any State or Federal court sitting in Delaware shall have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) and enforce any rights which may arise in connection with the validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement. Each party hereto consents to venue in the Delaware Courts and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any action therein. Each party hereto agrees that the summons and complaint or any other process in any action may be served by notice given in accordance with Section 10.9, or as otherwise permitted by law. Each party hereto irrevocably waives the right to trial by jury.

(c)    Subject to the option in favor of the Investor set out in subsection (b) below, any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration

Association. The tribunal shall consist of three arbitrators. The seat of the arbitration shall be New York. The language of the arbitration shall be English. The parties hereto agree that the tribunal constituted under this clause shall have the power to grant the relief of specific performance in appropriate circumstances, and further agree, for the avoidance of doubt, that any competent court of its jurisdiction (including the courts in the People’s Republic of China (PRC)) may enforce an order of the tribunal for specific performance. By agreeing to arbitration pursuant to this clause, the parties hereto waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, in as far as such waiver may validly be made, save that the parties do not intend to deprive any competent court of its jurisdiction (including the PRC courts) to issue a pre-arbitral injunction, pre- arbitral attachment or other order in aid of the arbitration proceedings or the enforcement of any award.

10.11    Injunctive Relief.

The parties agree that the remedy at law for any breach of the provisions of this Agreement will be inadequate and that the party that is not in breach, on any application to a court, shall be entitled, without the need to post any bond or provide any indemnity, to temporary and permanent injunctive relief, specific performance and any other equitable relief against the party or parties in breach of the provisions of this Agreement.

10.12    Currency.

Except as expressly indicated otherwise, all sums of money referred to in this Agreement are expressed and shall be payable in United States dollars.

10.13    Entire Agreement.

This Agreement, together with the Transaction Agreement, and the documents referred to herein or therein, constitute the entire agreement among the parties with respect to subject matter set forth herein.

10.14    Further Assurances.

Each party shall, from time to time, and at all times hereafter, at the request of any other party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.15    Waivers and Modifications.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that (i) for so long as the Investor owns at least a majority of the Registrable Securities purchased by it under the Transaction Agreement, no amendment to, or waiver of, this Agreement shall be effective without the written consent of the Investor, (ii) no amendment to, or waiver of, this Agreement that alters or changes the rights, preferences or privileges of the Series A Holders or the Common Holders so as to affect adversely such holders, shall be effective without the written consent of Stockholders holding at least a majority of the then outstanding Series A Preferred Shares or Ordinary Shares, as the case may be and (iii) no amendment to, or waiver of, any Stockholder’s right to designate directors pursuant to Article II shall be effective without the written consent of such Stockholder.

10.16    Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.17    Date For Any Action.

In the event that any date on which any action is required to be taken under this Agreement by either of the parties hereto is not a Business Day, such actions shall be required to be taken on the next succeeding day which is a Business Day.

10.18     Construction.

In this Agreement:

(a)    words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

(b)    the words “including”, “include”, and “includes” shall mean “including without limitation”, “include, without limitation” and “includes, without limitation”, respectively;

(c)    any reference to a statute shall mean the statute in force as at the date hereof and any regulation in force thereunder, unless otherwise expressly provided; and

(d)    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.19    Interpretation.

When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

10.20    Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.21    Effectiveness.

This Agreement shall become effective (the “Effective Date”) upon the Closing (as defined in the Transaction Agreement). This Agreement shall terminate if the Transaction Agreement is terminated in accordance with the terms thereof, and each party’s signature hereto is irrevocable unless and until this Agreement is so terminated. All requisite corporate, partnership and limited liability company action on the part of each party hereto, and all shareholder and member action on the part of each party hereto that is a corporation or limited liability company, necessary for the authorization, execution and delivery of this Agreement and the performance by such party of its obligations hereunder, has been taken, and this Agreement constitutes the valid and legally binding obligations of each party hereto, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

10.22    Not a Partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership or quasi-partnership between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

eLong, INC.

By:	/s/
Name:
Title:

IACT ASIA PACIFIC LIMITED

By:	/s/
Name:
Title:

SERIES A HOLDERS:

Tiger Technology Private Investment Partners, L.P.

By:	Tiger Technology PIP Performance, L.L.C., its General Partner

By:	/s/
Name:
Title:

Tiger Technology II, L.P.

By:	Tiger Technology Performance, L.L.C., its General Partner

By:	/s/
Name:
Title:

Blue Ridge Limited Partnership

By:	JAG Holdings LLC, its General Partner

By:	/s/
Name: Richard S. Bello
Title: Managing Director

Blue Ridge Offshore Master Limited Partnership

By:	JAG Offshore Holdings, its General Partner

By:	/s/
Name: Richard S. Bello
Title: Managing Director

RMG Holdings, LLC

By:	/s/
Name: Richard M. Gerson
Title: Managing Director

Derek Palaschuk

COMMON HOLDERS:

Billable Development, Ltd.

By:	/s/
Name:
Title:

/s/
Lawrence Auriana

/s/
Peter Lerner

/s/
Ira S. Nordlicht and Helen S. Scott JTWROS

Purple Mountain Holding, Ltd.

By:	/s/
Name:
Title:

Time Intelligent Finance Limited

By:	/s/
Name:
Title:

Mind Trade Assets Limited

By:	/s/
Name:
Title:

Gold Partner Consultants Limited

By:	/s/
Name:
Title:

/s/ Zhu Saiying

/s/ Wang Gui Ying

/s/ Sun Li Ming

/s/ Wang Yi Jie

/s/ Pan Dai

/s/ Bo Liu

/s/ Michael Rapp

/s/ Philip Wagenheim

/s/ Wayne Sturman